EXHIBIT 99.1

For Immediate Release

WM Announces Third Quarter 2024 Earnings

Strong Organic Revenue Growth and Cost Optimization Drive Record Results

The Company Now Expects to Deliver Adjusted Operating EBITDA Near the Upper End of 2024 Guidance

Accretive Acquisitions, Sustainability Investments, and Continued Growth from Core Solid Waste Position WM for Another Strong Year in 2025

Houston — Oct. 28, 2024 — WM (NYSE: WM) today announced financial results for the quarter ended September 30, 2024.

	Three Months Ended		Three Months Ended
	September 30, 2024 (in millions, except per share amounts)		September 30, 2023 (in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$5,609	$5,609	$5,198	$5,198

Income from Operations	$1,119	$1,153	$1,021	$1,022

Operating EBITDA(b)	$1,677	$1,711	$1,540	$1,541

Operating EBITDA Margin	29.9%	30.5%	29.6%	29.6%

Net Income(c)	$760	$790	$663	$664

Diluted EPS	$1.88	$1.96	$1.63	$1.63

“The Company’s third quarter results again demonstrated the dedication of our people, the consistency of our business model, and the strength of our operations,” said Jim Fish, WM’s President and Chief Executive Officer. “Our investments in technology, our fleet, and our asset network, combined with our disciplined pricing programs, are expanding the spread between price growth and our cost to serve. This led to adjusted operating EBITDA growth of 11% and record margin of 30.5% for the quarter.”(a)

Fish continued, “Our strong results have been led by our Collection and Disposal business where our focused efforts on frontline retention, optimization of our cost structure, and providing differentiated service to our customers have fueled earnings growth. Additionally, we continue to make headway on our sustainability growth investments and planning for the successful integration of the Stericycle business. We have a lot of momentum for a strong finish to the year, which will position us to deliver another year of outsized growth in 2025.”(a)

FOR MORE INFORMATION

Waste Management

Web site

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

KEY HIGHLIGHTS FOR THE THIRD QUARTER of 2024

•	Total Company revenue grew 7.9% driven by core price of 6.5%.(d) In addition to strong execution on pricing, revenue grew above expectations due to higher market prices for the recyclable commodities we sell and a notable increase in landfill volumes. The Company expects full year revenue growth to be about 6%, which is above the high end of prior guidance of 5.75%.(g)
•	Adjusted operating EBITDA grew $170 million in the quarter driven by the Company’s Collection and Disposal business. Adjusted operating EBITDA margin grew 90 basis points to a record high of 30.5%. This strong result puts the Company on track to deliver about $6.5 billion in adjusted operating EBITDA in 2024, which is near the upper end of its guidance range.(a)(e)(g)
•	The Company continues to prioritize technology and automation to optimize its cost structure and enhance operational efficiency. This is evident in operating expenses as a percentage of revenue improving 70 basis points to 60.6% in the third quarter. This is the fourth consecutive quarter this measure has been below 61%.
•	SG&A expenses were 9.4% of revenue, or 8.9% on an adjusted basis, reflecting continued discipline in cost control.(a)
•	The Company completed eight recycling projects in the quarter and has now completed 24 out of its 39 planned automation and new market projects. Completed projects have added 1.5 million tons of annual recycling capacity across North America.(f)
•	The Company has brought three of its 20 planned renewable natural gas projects into service, including one brought online earlier this year, and currently expects four additional projects to be commissioned by year-end. The Company anticipates that these seven projects will contribute approximately six million MMBtu of annual production next year.(f)
•	Through the first nine months of the year, the Company generated $3.88 billion of net cash provided by operating activities, an increase of 16.2% from the prior year.
•	The Company expects total capital expenditures to be $3.15 to $3.25 billion, with about $950 million targeted at sustainability growth investments.
•	Strong operating cash flow growth combined with disciplined capital spending led to a 20.0% increase in free cash flow on a year-to-date basis. These results put the Company on track to achieve the high end of its guidance of $2.15 billion in free cash flow in 2024.(a)(g)
•	The Company has invested $790 million on acquisitions in 2024, largely for solid waste businesses. The acquired businesses have contributed $108 million of revenue growth in 2024. Additionally, the Company continues to work through regulatory approval processes to support its planned acquisition of Stericycle. The acquisition is expected to close in the fourth quarter of 2024. Integration planning processes are moving forward as expected.
•	WM released its 2024 Sustainability Report during the third quarter, focused on three core ambitions - material is repurposed, energy is renewable, and communities are thriving. The report details the Company’s sustainability ambitions and progress toward its goals.

Fish concluded, “We came into this year expecting strong execution across several fronts, and through the first nine months we have delivered results that exceeded our own high expectations. As we look ahead to 2025, we anticipate continued growth in our solid waste business, increased contributions from our sustainability growth investments, and the successful integration of the Stericycle business to come together to create a significant step change in revenue, earnings, and free cash flow.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(e)	In the fourth quarter of 2023, the Company updated its reportable segments to enhance transparency regarding its financial performance and underscore its commitment to sustainability through substantial planned and ongoing investments in its Recycling Processing and Sales and WM Renewable Energy businesses. The Company reports through four segments, referred to as (i) Collection and Disposal – East Tier; (ii) Collection and Disposal – West Tier; (iii) Recycling Processing and Sales and (iv) WM Renewable Energy. The Company’s East and West Tiers along with certain ancillary services not managed through its Tier segments form its “Collection and Disposal” business.

(f)	The Company’s blended average price received for single stream recycled commodity price sold during the quarter was about $101 per ton compared to about $58 per ton in the prior year period, and the full-year expectation for received pricing remains approximately $90 per ton. In the third quarter, the average price received for Renewable Fuel Standard credits sold during the quarter was $3.08 compared to $2.65 in the prior year period, and the average price received for natural gas sold during the quarter was $1.80 per MMBtu compared to $2.11 per MMBtu in the prior year period. The average price received for electricity was about $60 per megawatt hour in the third quarter compared to about $65 per megawatt hour in the prior year period.

(g)	The Company’s 2024 financial guidance and outlook excludes (i) transaction and advisory costs incurred in connection with the acquisition of Stericycle and (ii) post-closing financial contributions related to the acquisition of Stericycle.

The Company will host a conference call at 10 a.m. ET on October 29, 2024 to discuss the third quarter 2024 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM's fleet includes more than 12,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements regarding future performance or financial results of our business; achievement of financial guidance or outlook; growth and strength of our business; drivers of performance, including pricing programs, cost optimization and other initiatives; consummation and integration of the Stericycle acquisition related results and benefits; and timing of sustainability investments, upgrades and project completions and related results and benefits. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, including the planned Stericycle acquisition, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our planned integration of Stericycle; our ability to consummate and finance the Stericycle acquisition and achieve the anticipated benefits therefrom, including cost synergies; legal, regulatory and other matters that may affect the costs and timing of our ability to complete, integrate and deliver all of the expected benefits of the planned Stericycle acquisition; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; weakness in general economic conditions and capital markets, including potential for an economic recession; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and manage cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings including those acquired through transactions, including the Stericycle acquisition; and operations or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA and margin, adjusted SG&A expenses and free cash flow. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected adjusted operating EBITDA and margin is anticipated to be adjusted to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating revenues	$5,609	$5,198	$16,170	$15,209
Costs and expenses:
Operating	3,399	3,188	9,830	9,460
Selling, general and administrative	525	470	1,517	1,413
Depreciation, depletion and amortization	558	519	1,615	1,545
Restructuring	2	—	2	4
(Gain) loss from divestitures, asset impairments and unusual items, net	6	—	62	(3)
	4,490	4,177	13,026	12,419
Income from operations	1,119	1,021	3,144	2,790
Other income (expense):
Interest expense, net	(131)	(127)	(397)	(372)
Equity in net income (losses) of unconsolidated entities	1	(18)	4	(41)
Other, net	6	(4)	7	—
	(124)	(149)	(386)	(413)
Income before income taxes	995	872	2,758	2,377
Income tax expense	235	210	611	570
Consolidated net income	760	662	2,147	1,807
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	(1)	(4)
Net income attributable to Waste Management, Inc.	$760	$663	$2,148	$1,811
Basic earnings per common share	$1.89	$1.64	$5.35	$4.46
Diluted earnings per common share	$1.88	$1.63	$5.33	$4.44
Weighted average basic common shares outstanding	401.5	404.0	401.5	405.8
Weighted average diluted common shares outstanding	403.2	405.9	403.2	407.6

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$614	$458
Receivables, net	3,125	2,870
Other	520	476
Total current assets	4,259	3,804
Property and equipment, net	17,931	16,968
Goodwill	9,822	9,254
Other intangible assets, net	742	759
Other	1,976	2,038
Total assets	$34,730	$32,823
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,103	$3,892
Current portion of long-term debt	676	334
Total current liabilities	4,779	4,226
Long-term debt, less current portion	15,977	15,895
Other	6,002	5,806
Total liabilities	26,758	25,927
Equity:
Waste Management, Inc. stockholders’ equity	7,979	6,903
Noncontrolling interests	(7)	(7)
Total equity	7,972	6,896
Total liabilities and equity	$34,730	$32,823

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$2,147	$1,807
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,615	1,545
Other	271	278
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(154)	(293)
Net cash provided by operating activities	3,879	3,337
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(782)	(139)
Capital expenditures	(2,116)	(1,853)
Proceeds from divestitures of businesses and other assets, net of cash divested	99	68
Other, net	(40)	(83)
Net cash used in investing activities	(2,839)	(2,007)
Cash flows from financing activities:
New borrowings	10,914	17,319
Debt repayments	(10,619)	(16,991)
Common stock repurchase program	(262)	(990)
Cash dividends	(909)	(855)
Exercise of common stock options	42	29
Tax payments associated with equity-based compensation transactions	(49)	(28)
Other, net	(20)	(9)
Net cash used in financing activities	(903)	(1,525)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(2)	—
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	135	(195)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	552	445
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$687	$250

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	September 30,
	2024			2023
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$1,564	$(205)	$1,359	$1,464	$(179)	$1,285
Industrial	1,003	(206)	797	982	(194)	788
Residential	897	(22)	875	875	(23)	852
Other collection	822	(57)	765	773	(55)	718
Total collection	4,286	(490)	3,796	4,094	(451)	3,643
Landfill	1,345	(422)	923	1,259	(412)	847
Transfer	641	(276)	365	594	(263)	331
Total Collection and Disposal	6,272	(1,188)	5,084	5,947	(1,126)	4,821
Recycling Processing and Sales	503	(71)	432	386	(81)	305
WM Renewable Energy	88	(1)	87	68	(1)	67
Corporate and Other	12	(6)	6	12	(7)	5
Total	$6,875	$(1,266)	$5,609	$6,413	$(1,215)	$5,198

	Nine Months Ended
	September 30,
	2024			2023
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$4,591	$(586)	$4,005	$4,300	$(508)	$3,792
Industrial	2,915	(592)	2,323	2,889	(563)	2,326
Residential	2,659	(67)	2,592	2,595	(73)	2,522
Other collection	2,354	(162)	2,192	2,207	(161)	2,046
Total collection	12,519	(1,407)	11,112	11,991	(1,305)	10,686
Landfill	3,813	(1,225)	2,588	3,672	(1,220)	2,452
Transfer	1,819	(797)	1,022	1,719	(779)	940
Total Collection and Disposal	18,151	(3,429)	14,722	17,382	(3,304)	14,078
Recycling Processing and Sales	1,414	(209)	1,205	1,154	(239)	915
WM Renewable Energy	228	(3)	225	201	(3)	198
Corporate and Other	36	(18)	18	38	(20)	18
Total	$19,829	$(3,659)	$16,170	$18,775	$(3,566)	$15,209

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the				Period-to-Period Change for the
	Three Months Ended				Nine Months Ended
	September 30, 2024 vs. 2023				September 30, 2024 vs. 2023
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$188	4.1%			$609	4.6%
Recycling Processing and Sales and WM Renewable Energy(c)	108	28.1			236	20.5
Energy surcharge and mandated fees	(19)	(7.9)			(55)	(7.6)
Total average yield(d)			$277	5.3%			$790	5.2%
Volume(e)			70	1.4			75	0.5
Internal revenue growth			347	6.7			865	5.7
Acquisitions			71	1.4			108	0.7
Divestitures			(4)	(0.1)			(5)	—
Foreign currency translation			(3)	(0.1)			(7)	(0.1)
Total			$411	7.9%			$961	6.3%

	Period-to-Period Change for the		Period-to-Period Change for the
	Three Months Ended		Nine Months Ended
	September 30, 2024 vs. 2023		September 30, 2024 vs. 2023
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume(f)	Yield	Volume
Commercial	5.8%	0.9%	6.3%	1.0%
Industrial	4.8	(4.1)	5.1	(4.1)
Residential	5.1	(2.9)	6.0	(3.0)
Total collection	5.1	(1.6)	5.6	(1.6)
MSW	3.1	5.7	3.2	3.9
Transfer	3.6	(1.3)	4.6	1.7
Total Collection and Disposal	4.1%	0.3%	4.6%	0.1%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(e)	Includes activities from our Corporate and Other businesses.

(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,358	$1,263	$3,879	$3,337
Capital expenditures to support the business	(598)	(493)	(1,545)	(1,456)
Proceeds from divestitures of businesses and other assets, net of cash divested	41	22	99	68
Free cash flow without sustainability growth investments	801	792	2,433	1,949
Capital expenditures - sustainability growth investments	(183)	(180)	(571)	(397)
Free cash flow	$618	$612	$1,862	$1,552

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Supplemental Data

Internalization of waste, based on disposal costs	69.6%	69.0%	69.1%	68.8%

Landfill depletable tons (in millions)	32.9	31.6	93.9	92.7

Acquisition Summary(b)

Gross annualized revenue acquired	$217	$10	$295	$121

Total consideration, net of cash acquired	540	20	780	138

Cash paid for acquisitions consummated during the period, net of cash acquired	540	23	773	134

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	540	21	790	139

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Landfill depletion expense:
Cost basis of landfill assets	$166	$155	$474	$453
Asset retirement costs	37	33	106	101
Total landfill depletion expense(c)	203	188	580	554
Accretion expense	33	32	99	97
Landfill depletion and accretion expense	$236	$220	$679	$651

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	For both the third quarter of 2024 and the nine months ended September 30, 2024, the increase in landfill depletion expense was driven by changes in amortization rates from revisions in landfill and volume increases, partially offset by the closure of a landfill in our East Tier.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30, 2024
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,119	$995	$235		$760	$1.88
Adjustments:
Stericycle transaction costs	40	40	5		35	0.09
Gain from divestment, asset impairments and unusual items, net	(6)	(6)	(1)		(5)	(0.01)
As adjusted amounts	$1,153	$1,029	$239	(b)	$790	$1.96
Depreciation, depletion and amortization	558
Adjusted operating EBITDA	$1,711

Adjusted operating EBITDA margin	30.5%

	Three Months Ended September 30, 2023
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,021	$872	$210		$663	$1.63
Adjustment:
Collective bargaining agreement costs	1	1	—		1	—
As adjusted amounts	$1,022	$873	$210	(b)	$664	$1.63
Depreciation, depletion and amortization	519
Adjusted operating EBITDA	$1,541

Adjusted operating EBITDA margin	29.6%

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The third quarter 2024 and 2023 adjusted effective tax rates were 23.3% and 24.1%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended September 30, 2024
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Total
Operating revenues, as reported	$5,084	$432	$87	$6	$5,609

Income from operations, as reported	$1,426	$21	$28	$(356)	$1,119
Depreciation, depletion and amortization	491	34	9	24	558
Operating EBITDA, as reported	$1,917	$55	$37	$(332)	$1,677

Adjustments:
Stericycle transaction costs	—	—	—	40	40
Gain from divestment, asset impairments and unusual items, net	(18)	—	7	5	(6)
	(18)	—	7	45	34
Adjusted operating EBITDA	$1,899	$55	$44	$(287)	$1,711

Operating EBITDA margin, as reported	37.7%	12.7%	42.5%	N/A	29.9%
Adjusted operating EBITDA margin	37.4%	12.7%	50.6%	N/A	30.5%

	Three Months Ended September 30, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Total
Operating revenues, as reported	$4,821	$305	$67	$5	$5,198

Income from operations, as reported	$1,259	$18	$17	$(273)	$1,021
Depreciation, depletion and amortization	458	28	8	25	519
Operating EBITDA, as reported	$1,717	$46	$25	$(248)	$1,540

Adjustment:
Collective bargaining agreement costs	1	—	—	—	1
Adjusted operating EBITDA	$1,718	$46	$25	$(248)	$1,541

Operating EBITDA margin, as reported	35.6%	15.1%	37.3%	N/A	29.6%
Adjusted operating EBITDA margin	35.6%	15.1%	37.3%	N/A	29.6%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal businesses. The amounts in income from operations for the three months ended September 30, 2024 and 2023 are $29 million and $16 million, respectively.

(b)	WM Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal businesses for landfill gas. The total amount of royalties in income from operations for the three months ended September 30, 2024 and 2023, are $13 million and $10 million, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	September 30, 2024		September 30, 2023
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$5,609		$5,198

SG&A expenses, as reported	$525	9.4%	$470	9.0%
Adjustments:
Stericycle transaction costs	(26)		—
Collective bargaining agreement costs	—		(1)
SG&A expenses, as adjusted	$499	8.9%	$469	9.0%

2024 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$5,125	$5,300
Capital expenditures to support the business	(2,225)	(2,275)
Proceeds from divestitures of businesses and other assets, net of cash divested	125	150
Free cash flow without sustainability growth investments	$3,025	$3,175
Capital expenditures - sustainability growth investments	(925)	(975)
Free cash flow	$2,100	$2,200

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2024. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	September 30, 2024		September 30, 2023
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$240	1.4%	$143	0.9%
Accretion expense	$33	0.6%	$32	0.6%

	Nine Months Ended
	September 30, 2024		September 30, 2023
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$643	1.3%	$433	0.9%
Accretion expense	$99	0.6%	$97	0.6%